Exhibit 10.11

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH OTHER APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK

OF

TURIN NETWORKS, INC.

W-	Date:

Reference is hereby made to that certain Series E Preferred Stock Purchase Agreement of even date herewith by and among Turin Networks, Inc., a Delaware corporation (the “Company”), and the signatories thereto (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement. Pursuant to Section 1.3 or Section 2.2 of the Purchase Agreement, the Holder is entitled to this Warrant.

This warrant certificate (this “Warrant”) certifies that, for value received,                              or its permitted assigns or transferees (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, to purchase, at the Warrant Exercise Price (as defined below), as such may be adjusted from time to time or at any time, in whole or in part, at or before 11:59 P.M. (PST) on the tenth anniversary of the Issue Date set forth below (the “Expiration Date”) but not thereafter,                  shares of Common Stock (as adjusted pursuant to Section 6 hereof) (the “Warrant Stock”) of the Company. Said number of shares of Warrant Stock shall be subject to adjustment as hereinafter provided. For purposes of this Warrant, “Issue Date” shall mean January 16, 2003.

1.         Exercise Price. The Warrant shall initially be exercisable at a price equal to $             per share (as adjusted pursuant to Section 6 hereof) (the “Warrant Exercise Price”). The Warrant Exercise Price shall be subject to adjustment as hereinafter provided.

2.         Exercise of Warrant. The Warrant may be exercised in whole or in part by presentation and surrender of this Warrant, properly endorsed with the Form of Election to Purchase (attached hereto as Exhibit A) duly executed by the Holder, at the principal office of the Company, or such other office as the Company may from time to time designate in writing to the Holder, accompanied by payment of the purchase price for the Warrant Stock to be purchased. Upon the proper exercise of this Warrant, the Company shall promptly, but no later than ten (10) business days after receipt of the Form of Election to Purchase and such payment, issue one or more certificates evidencing the number of shares of Warrant Stock so purchased together with new Warrants of like tenor representing in the aggregate the right to purchase that number of shares of Warrant Stock with respect to which the Warrant shall not then have been exercised.

3.         Reservation of Stock. The Company covenants and agrees that: (a) so long as this Warrant is outstanding, it shall reserve and keep available out of Company’s authorized but unissued shares of capital stock, solely for the purpose of issuing such shares upon the exercise of the Warrant, the full number of shares of Warrant Stock deliverable to holder upon the exercise hereof; and (b) all shares of Warrant Stock delivered upon proper exercise of this Warrant shall be validly issued and outstanding and fully paid and nonassessable shares of capital stock. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of this Warrant and all Warrant Stock issuable upon exercise of this Warrant; provided, the Company shall not be obligated to pay any income and/or capital gains taxes imposed on the Holder as a result of exercise of this Warrant and/or the transfer of the Warrant Stock by the Holder.

4.         Transferability and Securities Laws. No transfer of this Warrant, any of the rights contained herein or any of the Warrant Stock issued upon any conversion hereof, may be effected unless a registration under the Securities Act is effective therefor or an opinion is obtained from counsel for the Holder acceptable to Company, or from Company’s counsel, at the sole expense of the Holder, to the effect that such registration is not required, or if Company consents thereto. Any transfer, attempted transfer or other disposition in violation of the foregoing restriction shall be deemed null and void and of no binding effect. In addition, (i) the Holder shall not transfer all or any portion of the Warrant Stock issued upon exercise of this Warrant to any person or entity (other than to an affiliate of the Holder) on or before the thirty-fifth (35th) day following the exercise of this Warrant, and (ii) the Holder shall not transfer this Warrant (other than to an affiliate of the Holder) without the prior written consent of the Company.

5.         Investor Representations. By acceptance of this Warrant, the Holder hereby restates and incorporates the representations to the Company set forth in Section 4 of the Purchase Agreement as if set forth in full herein. In addition, the Holder confirms that the Holder is not entitled to any rights as a stockholder of the Company with respect to any shares issuable hereunder until an exercise of this Warrant is effected as described above; and that the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for the Warrant Stock:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH OTHER APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

Any legend shall be removed by the Company from any certificate evidencing the Warrant Stock or any other security delivered pursuant to this warrant; provided the Holder delivers to the Company an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act of 1933, as amended, is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect.

6.         Adjustment of Warrant Exercise Price and Number and Type of Shares of Stock.

(a)     Adjustment for Share Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant (the “Issue Date”) effects a subdivision of the Company’s Common Stock (the “Underlying Shares”), the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of Underlying Shares issuable upon any exercise hereof shall be proportionally increased, and conversely, if the Company at any time or from time to time after the Issue Date combines the outstanding Underlying Shares into a smaller number of shares, the Warrant Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of Underlying Shares issuable upon any exercise hereof shall be proportionally decreased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date such subdivision or combination becomes effective.

(b)     Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Underlying Shares entitled to receive, a dividend or other distribution payable in additional Underlying Shares, then and in each such event the Warrant Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction (1) the numerator of which is the total number of Underlying Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of Underlying Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Underlying Shares issuable in payment of such dividend or distribution, and the number of Underlying Shares issuable upon any exercise of this Warrant shall be increased as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon any exercise of this Warrant at such time by a fraction (1) the numerator of which shall be the total number of Underlying Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Underlying Shares issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of Underlying Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price and the number of Underlying Shares issuable upon any exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Exercise Price shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividends or distributions.

(c)     Distributions and Other Dividends. In the event the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock as adjusted pursuant to Section 6(b)) or in other assets or property of the Company, then and in each such event provision shall be made so that the Holder shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or property of the Company which it would have received had this Warrant been exercised for such Common Stock on the record date of such dividend or distribution and had it thereafter, during the period from such record date to and including the date of exercise of this Warrant, retained such securities or other assets or property of the Company receivable by them as aforesaid during such period, subject to all other adjustments called for hereunder.

(d)     Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issue Date, the Common Stock or other securities issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6), then and in any such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of Common Shares or other such securities for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder of this Warrant after such recapitalization, reclassification or other transaction to the end that the provisions of this Section 6 (including adjustment of the Warrant Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.

(e)     Reorganizations, Mergers, Consolidations or Transfers of Assets.

i.

If at any time or from time to time after the Issue Date there is a capital reorganization of the Warrant Stock or other securities issuable upon exercise of Warrants (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger, consolidation or binding share exchange of the Company with or into another entity, or the transfer of all or substantially all of the Company’s properties and assets to any other entity, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer (each a “Capital Transaction”), provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, cash or property to which a holder of the number of Common Shares or other securities deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer in respect of such Common Shares or other securities. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder of this Warrant after the capital reorganization, merger, consolidation, exchange or transfer to the end that the provisions of this Section 6 (including adjustment of the Warrant Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable. Upon the consummation of a Capital Transaction, the successor (if other than the Company) resulting from such transaction or the entity acquiring such assets or other appropriate entity shall assume, by written instrument, the obligation to deliver to the Holder of this Warrant such securities, cash or other property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase and the other obligations of this Warrant.

ii.	Notwithstanding Section 7(e)(i), if the Buyout Conditions (defined below) are satisfied, the Company shall have the right to require the Holder to exchange this Warrant for the Buyout Consideration (defined below). In the event the Company elects to exercise its rights under this Section 6(e)(ii), the Company shall provide the Holder written notice (the “Buyout Notice”) no later than five (5) business days prior to any shareholder vote or shareholder consent that is taken with respect to the Capital Transaction. The Buyout Notice shall set forth whether the Buyout Consideration shall be settled in cash or Qualifying Shares (defined below). In the event the Company has properly elected to exercise its rights under this Section 6(e)(i), the Company will deliver to the Holder the Buyout Consideration within two (2) business days after the consummation of the Capital Transaction. Upon receipt of the Buyout Consideration, the Holder will deliver this Warrant for cancellation to the Company at the address specified in the Buyout Notice.

iii.	As used herein, “Buyout Conditions” shall mean a Capital Transaction in which (1) there is a Change of Control, and (2) the surviving corporation and/or acquiring entity has requested in writing that the Company exercise its rights under Section 6(e)(ii) of this Warrant.

iv.	As used herein, “Change of Control” shall mean a bona fide Capital Transaction with a third party in which the shareholders of the Company immediately prior to such transaction will not beneficially own at least 50% of the voting capital stock of the surviving entity immediately after such transaction.

v.	As used herein, “Buyout Consideration” shall mean (1) if the consideration is to consist of cash, the amount of cash in United States Dollars that is equal to the Black Scholes Buyout Value or (2) the number of Qualifying Shares that is equal to the Black Scholes Buyout Value divided by the Qualifying Share Price.

vi.	As used herein, “Black Scholes Buyout Value” shall mean the value of this warrant calculated pursuant to the commonly accepted Black Scholes Model used to determine the value of options to acquire capital stock of an issuer as determined in accordance with this Section 6(e)(vi). For purposes of this Agreement, the electronic Black Scholes Model derived from the Journal of Accountancy published in 1996 shall be the method of calculation of the Black Scholes Value. The Buyout Notice shall include the Company’s estimate of the Black Scholes Buyout Value. Within five (5) business days after receipt of the estimate of the Black Scholes Buyout Value in the Buyout Notice, Holder will deliver a statement to the Company indicating their agreement or disagreement with the Company’s estimate of the Black Scholes Buyout Value. If holders of at least 50% of the warrants issued pursuant to the Purchase Agreement (a “Majority of Holders”) agrees with the estimate of the Black Scholes Buyout Value as set forth in the Buyout Notice or do not send written notice (a “Value Disagreement Notice”) to the Company within such five (5) day period after receipt of the estimate of the Black Scholes Buyout Value in the Buyout Notice, the amounts set forth on the Buyout Notice shall be deemed final for purposes of this Section 6(e)(vi). If the Majority of Holders deliver a Value Disagreement Notice, Holder and the Company will work in good faith to attempt to resolve the disagreements. If a Majority of Holders and the Company are unable to resolve their disagreements, Holder and the Company will submit the dispute to a nationally recognized independent investment bank or an independent accountant with experience in determining such matters (the “Independent Bank”), in each case reasonably acceptable to the Majority of the Holders or if no Independent Bank is reasonably acceptable to the Majority of Holders, the Independent Bank selected by the Company. The determination of the Black Scholes Buyout Value by the Independent Bank shall be final and binding on both Holder and the Company. The costs and expenses of the Independent Bank shall be borne pro rata by Holder and other holders that submit the dispute to the Independent Bank. The Buyout Notice shall make specific references to the five (5) day time period and shall expressly state the consequences of failing to send the Value Disagreement Notice within such five (5) day period.

vii.	As used herein, “Qualifying Share” shall mean a share of stock of the surviving entity in a Capital Transaction; provided, such stock shall only be a Qualified Share (and the Buyout Consideration shall only be payable in Qualified Shares) if such stock is (1) listed for trading on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or a major foreign stock exchange and (2) upon receipt of such a share by the Holder, such share shall be freely tradable by the Holder without restriction or limitation of any kind (other than limitations and restrictions generally applicable to all holders of such stock).

viii.	As used herein, “Qualifying Share Price” shall mean the average closing price per share of a Qualified Share for the thirty (30) day period prior to the issuance of a Qualified Share in accordance with this Warrant.

(f)     Fractional Shares. No fractional shares of Warrant Stock shall be issuable by the Company upon any exercise hereof, and, in 1ieu thereof, the Company shall make the payment of cash equal to any fraction of a share to which the holder is entitled with the value thereof to be reasonably determined in good faith by the Board of Directors of the Company.

(g)     Full and Partial Exercises. It is understood that the adjustments of the Warrant Exercise Price and aggregate numbers of shares of Warrant Stock shall not apply to any rights which have been exercised previously or to the shares purchased pursuant to such exercise. If any partial exercise(s) of the rights herein is (or are) made, then the adjustment provisions herein shall be applied to the rights which remain unexercised when the event which causes the adjustment occurs.

7.         Rights of the Holders. The Holder shall not be entitled to vote or receive dividends with respect to, nor be deemed the holder of, capital stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon any holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of capital stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) until this Warrant shall have been exercised and any voting shares issuable hereunder shall have become deliverable as provided herein.

8.         Miscellaneous.

(a)     Modification. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

(b)     Incorporation by Reference. Sections 7.2, 7.3, 7.5, 7.6, 7.9 and 7.10 of the Purchase Agreement are incorporated by reference herein.

(c)     Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

(d)     Entire Agreement. This Warrant and other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof.

(e)     Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Warrant the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(f)     Regulatory Compliance. Exercise or conversion of this Warrant is subject to compliance by the Holder with all applicable filing requirements, and expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Company will cooperate with the Holder in making all applicable filing under the HSR Act. In the event approval under the HSR Act is not obtained by or prior to the Expiration Date, the Expiration Date shall be extended for the period in which the Holder makes a good faith effort to obtain such approval.

(g)     No Impairment. The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all obligations under this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights granted to the Holder under this Warrant.

(h)     Right to Notice. In the event that the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of (i) entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; (ii) any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or (iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

(i)     Notices. Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) by facsimile (with written confirmation of receipt) or when mailed by registered or certified United States mail, three (3) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered or sent to the following address: (i) if to the Holder, to the address listed on the signature page hereto or to such other address which the Holder shall have given notice pursuant hereto to the Company, or, (ii) if to the Company, to Turin Networks, Inc., 1415 N. McDowell Blvd., Petaluma, CA 94954, Facsimile: (707) 792-4949, Attention: Mr. Henry Wasik, President, or to such other address of which the Company shall have given notice pursuant hereto.

(This space intentionally left blank)

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date set forth above.

TURIN NETWORKS, INC., a Delaware corporation

By:
Name:
Title:

Acknowledged and Accepted:

[NAME OF WARRANT HOLDER]

By:
Name:
Title:

Address:

EXHIBIT A

Form of Election to Purchase

                    , 20

Turin Networks, Inc.

1415 N. McDowell Blvd.

Petaluma, CA 94954

The undersigned, the Holder of the attached Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,                      full shares of Common Stock of Turin Networks, Inc., provided for therein, (2) makes payment in full of the purchase price of such shares, (3) requests that certificates for such shares be issued to the Holder as follows:

(Print Name)

(Print Address)

and (4) if said number of shares shall not be all the shares purchasable thereunder, requests that a new Warrant for the unexercised portion of this Warrant be issued in the name of and delivered to the Holder as follows:

(Print Name)

(Print Address)

Sincerely